UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2024

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

 26 North Euclid Avenue, Pasadena, California 91101
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (626) 578-0777

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	ARE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

ARE-East River Science Park, LLC (“ARE”), a subsidiary of Alexandria Real Estate Equities Inc., holds an option to incorporate a land parcel adjacent to and north of the Alexandria Center for Life Science – New York City (“ACLS-NYC”) campus (“Option Parcel”) into the existing ground lease of that campus. The Option Parcel will allow ARE to develop a third world-class life science building within the ACLS-NYC campus. ARE’s investment in pre-construction costs for development of the Option Parcel, including costs related to design, engineering, environmental, survey/title, permitting and legal costs, aggregate $161.5 million as of June 30, 2024.

On August 6, 2024, ARE filed a lawsuit in the United States District Court for the Southern District of New York against ARE’s landlord, New York City Health + Hospitals Corporation (“H+H”), and the New York City Economic Development Corporation (“EDC”). The lawsuit alleges two principal claims against H+H and EDC: fraud in the inducement, and, in the alternative, breach of contract in violation of the implied covenant of good faith and fair dealing. As alleged in the complaint, ARE’s claims arise from H+H’s and EDC’s misrepresentations and concealment of material facts in connection with a floodwall, which H+H and EDC are seeking to require ARE to integrate in development of the Option Parcel. ARE alleges that H+H’s and EDC’s misconduct have prevented ARE from completing the North Tower. In light of the pending litigation, the closing date for the option and thus the commencement date for construction of the third tower at the campus are presently indeterminate. Among other things, ARE is seeking significant damages and equitable relief to maintain the option.

This matter exposes ARE and Alexandria Real Estate Equities, Inc. to potential losses ranging from zero to the full amount of the investment in the project, depending on any collection of damages and/or the ability to develop the project. ARE performed a probability-weighted recoverability analysis based on initial estimates of various possible outcomes and determined no impairment was present as of the date of this report.

The information contained in this Current Report on Form 8-K shall be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These statements may include words such as “forecast,” “guidance,” “goals,” “projects,” “estimates,” “anticipates,” “believes,” “expects,” “intends,” “may,” “plans,” “seeks,” “should,” “targets,” or “will,” or the negative of those words or similar words. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. A number of important factors could cause actual results to differ materially from those included within or contemplated by the forward-looking statements, including, but not limited to, the factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K and any subsequent quarterly reports on Form 10-Q. The Company does not undertake any responsibility to update any of these factors or to announce publicly any revisions to any of the forward-looking statements contained in this or any other document, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

August 7, 2024	By:	/s/ Marc E.Binda
Marc E.Binda
Chief Financial Officer and Treasurer